UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2018

IEG HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-55463	90-1069184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 490 Las Vegas, NV	89169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 227-5626

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2018, Investment Evolution Corporation (“IEC”), a wholly owned subsidiary of IEG Holdings Corporation (“IEG Holdings”), entered into a professional consulting contract with Paul Mathieson, IEG Holdings’ President, Chief Executive Officer and sole director, (the “2018 Consulting Contract”). Pursuant to the terms of the 2018 Consulting Contract, Mr. Mathieson agreed to provide regulatory and management consulting services as requested by IEG Holdings and/or IEC, including the hiring and compensation of IEC personnel, interaction with third party service providers and vendors and, as requested by IEG Holdings, other activities that are designed to assist IEC in conducting business. The term of the 2018 Consulting Contract begins as of July 1, 2018 continues indefinitely unless three months’ written notice of termination is provided by either party.

In exchange for Mr. Mathieson’s services, IEG Holdings agreed to pay Mr. Mathieson an annual base salary of $600,000, which represents a 50% reduction in Mr. Mathieson’s annual salary, as compared to his current annual salary of $1,200,000 payable under Mr. Mathieson’s consulting contract currently in effect (the “2017 Consulting Contract”). Pursuant to the terms of the 2018 Consulting Contract, no bonus is to be paid to Mr. Mathieson by IEG Holdings. Pursuant to the terms of the 2018 Consulting Contract, fees are to be paid quarterly in advance on July 1st, October 1st, January 1st and April 1st beginning on July 1, 2018. Unlike in prior years, IEG Holdings will not pay Mr. Mathieson’s health insurance premiums or any bonuses. Mr. Mathieson will also receive reimbursement for all reasonable expenses incurred for the benefit of IEC, including but not limited to travel expenses for him and his entourage, hotel expenses, communication, security and entertainment expenses.

IEG Holdings expects that, beginning in the third quarter of 2018, its salary and compensation operating expense will be substantially reduced as a result of entry into the 2018 Consulting Contract.

The foregoing description of the 2018 Consulting Contract is qualified in its entirety by reference to the 2018 Consulting Contract, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Professional Consulting Contract dated March 22, 2018 by and between Investment Evolution Corporation and Paul Mathieson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEG HOLDINGS CORPORATION

Date: March 27, 2018	By:	/s/ Paul Mathieson
	Name:	Paul Mathieson
	Title:	President and Chief Executive Officer